Exhibit 10.5
EXECUTION COPY

FINANCIAL GUARANTY INSURANCE COMPANY,
as Insurer
SANTANDER CONSUMER USA INC.,
as Servicer and Originator
SANTANDER DRIVE AUTO RECEIVABLES LLC,
as Seller
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-3,
as Issuer
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee
INSURANCE AGREEMENT
Santander Drive Auto Receivables Trust 2007-3
$500,000,000 Class A Asset Backed Notes
$77,000,000 5.33665% Class A-1 Notes,
$25,000,000 5.42% Class A-2-A Notes,
$111,000,000 LIBOR + 0.55% Class A-2-B Notes,
$119,000,000 5.42% Class A-3 Notes,
$50,000,000 5.52% Class A-4-A Notes,
$118,000,000 LIBOR + 0.65% Class A-4-B Notes,
Dated as of October 18, 2007

i

Section 6.03.	Severability	56
Section 6.04.	Governing Law	56
Section 6.05.	Consent to Jurisdiction	56
Section 6.06.	Consent of the Insurer	56
Section 6.07.	Counterparts	57
Section 6.08.	Headings	57
Section 6.09.	Trial by Jury Waived	57
Section 6.10.	Limited Liability	57
Section 6.11.	Entire Agreement	57
Section 6.12.	Additional Covenant	57

ii

INSURANCE AGREEMENT
          THIS INSURANCE AGREEMENT (this “Insurance Agreement”), dated as of October 18, 2007, is by and among SANTANDER DRIVE AUTO RECEIVABLES LLC, as Seller (together with its permitted successors and assigns, the “Seller”), SANTANDER CONSUMER USA INC., in its capacity as Servicer under the Sale and Servicing Agreement described below (together with its permitted successors and assigns, the “Servicer”) and in its capacity as originator (the “Originator”), SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-3, as the Issuer (the “Issuer”), FINANCIAL GUARANTY INSURANCE COMPANY (the “Insurer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee (the “Indenture Trustee”), and U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee (the “Owner Trustee”).
          WHEREAS, the Indenture dated as of October 18, 2007 relating to the Santander Drive Auto Receivables Trust 2007-3 $77,000,000 5.33665% Asset Backed Notes, Class A-1, $25,000,000 5.42% Asset Backed Notes, Class A-2-A, $111,000,000 LIBOR +0.55% Asset Backed Notes, Class A-2-B, $119,000,000 5.42% Asset Backed Notes, Class A-3, $50,000,000 5.52% Asset Backed Notes, Class A-4-A, and $118,000,000 LIBOR + 0.65% Asset Backed Notes, Class A-4-B (the “Obligations”), by and among the Issuer and the Indenture Trustee (the “Indenture”) provides for, among other things, the issuance of the Obligations;
          WHEREAS, the Issuer, the Seller, the Originator and the Servicer have requested that the Insurer issue its Financial Guaranty Insurance Policy (the “Note Policy”) to guarantee payment of Insured Payments (as defined in Note Policy) with respect to the Obligations, upon such terms and conditions as were mutually agreed upon by the parties and subject to the terms and conditions of the Note Policy and has asked the Insurer to issue a Financial Guaranty Insurance Policy For Swap Agreement (the “Swap Policy”) and together with the Note Policy, the “Policies”) and the Insurer has agreed to insure certain amounts which may be due from the Owner Trustee on behalf of the Issuer to the Swap Provider under the Swap Agreement;
          WHEREAS, the Insurer shall be paid an insurance premium pursuant to the Sale and Servicing Agreement, and the details of such premium are set forth herein; and
          WHEREAS, the Servicer, the Originator, the Seller and the Issuer have undertaken certain obligations in consideration for the Insurer’s issuance of the Policies;
          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in Appendix A to the Sale and Servicing Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. This “Insurance Agreement” shall mean this

Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words “herein,” “hereby,” “hereof,” “hereto,” “hereinabove” and “hereinbelow,” and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.
          “Backup Servicer” means any backup servicer appointed pursuant to the terms of Section 6.7(a) of the Sale and Servicing Agreement.
          “Backup Servicing Agreement” means any backup servicing agreement entered into with a backup servicer appointed pursuant to the terms of Section 6.7(a) of the Sale and Servicing Agreement.
          “Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions or trust companies located in the states of California, Delaware, Minnesota, Texas or New York are authorized or obligated by law, executive order, or governmental decree to be closed.
          “Charge-Off Policy” has the meaning assigned thereto in Appendix A to the Sale and Servicing Agreement.
          “Code” means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.
          “Commission” means the Securities and Exchange Commission.
          “Contract Modification” means the revision of one or more material provisions of any Contract (including but not limited to the APR, the number or amounts of the Contract Scheduled Payments, length of term, interest rate, monthly payment date, scheduled payment, principal balance, or Financed Vehicle) pursuant to an agreement between the Servicer and the related Obligor, the order of a bankruptcy court or otherwise.
          “Contracts” means the Contracts as defined in Appendix A to the Sale and Servicing Agreement.
          “Contribution Agreement” means the Contribution Agreement dated as of October 18, 2007 between the Seller and the Originator as the same may be amended or supplemented from time to time in accordance with the terms thereof.
          “Cumulative Net Loss Rate Table” The levels set forth below for the periods set forth below:

Collection Period No.	Collection Period Occurring In	Reserve Event	Trigger Event
1	October 2007	3.69%	4.29%
2	November 2007	3.69%	4.29%
3	December 2007	3.19%	4.29%
4	January 2008	5.96%	7.29%
5	February 2008	5.96%	7.29%
6	March 2008	5.96%	7.29%
7	April 2008	8.73%	10.29%

Collection Period No.	Collection Period Occurring In	Reserve Event	Trigger Event
8	May 2008	8.73%	10.29%
9	June 2008	8.73%	10.29%
10	July 2008	11.54%	12.15%
11	August 2008	11.54%	12.15%
12	September 2008	11.54%	12.15%
13	October 2008	13.62%	14.50%
14	November 2008	13.62%	14.50%
15	December 2008	13.12%	14.50%
16	January 2009	14.96%	16.50%
17	February 2009	14.96%	16.50%
18	March 2009	14.96%	16.50%
19	April 2009	16.58%	18.25%
20	May 2009	16.58%	18.25%
21	June 2009	16.58%	18.25%
22	July 2009	18.23%	20.00%
23	August 2009	18.23%	20.00%
24	September 2009	18.23%	20.00%
25	October 2009	19.38%	21.25%
26	November 2009	19.38%	21.25%
27	December 2009	18.88%	21.25%
28	January 2010	19.81%	22.50%
29	February 2010	19.81%	22.50%
30	March 2010	19.81%	22.50%
31	April 2010	20.50%	24.00%
32	May 2010	20.50%	24.00%
33	June 2010	20.50%	24.00%
34	July 2010	21.00%	24.00%
35	August 2010	21.00%	24.00%
36	September 2010	21.00%	24.00%
37	October 2010	21.00%	24.00%
38	November 2010	21.00%	24.00%
39	December 2010	20.50%	24.00%
40	January 2011	20.50%	24.00%
41	February 2011	20.50%	24.00%
42	March 2011	20.50%	24.00%
43	April 2011	20.50%	24.00%
44	May 2011	20.50%	24.00%
45	June 2011	20.50%	24.00%
46	July 2011 and thereafter	21.00%	24.00%
          “Cumulative Net Loss Ratio” means the ratio (expressed as a percentage) of (i) the sum of the Principal Balances of Contracts that were charged-off or should have been charged-off in accordance with the Charge-Off Policy for the period from the initial Cut-off Date through the end of the related Collection Period reduced by the amount of all Recoveries received by the Servicer during the period from the initial Cut-off Date through the end of the related Collection Period to (ii) the

Original Pool Balance plus the aggregate Principal Balances of all Subsequent Contracts as of their respective Cut-off Dates.
          “Date of Issuance” means the date on which the Policies are issued as specified therein.
          “Deemed Cured” a Reserve Event shall be “Deemed Cured” when:
     (i) in the case of a Reserve Event described in clause (a) of the definition thereof, the average Delinquency Ratio for the three Collection Periods preceding such Payment Date is less than the percentage set forth for the Collection Period relating to the applicable Payment Date for two consecutive Payment Dates;
     (ii) in the case of a Reserve Event described in clause (b) of the definition thereof, the Cumulative Net Loss Ratio is less than the percentage set forth in the Cumulative Net Loss Table for the most recent Collection Period relating to the applicable Payment Date; or
     (iii) in the case of any Reserve Event, the Insurer has waived such Reserve Event in writing.
          “Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.
          “Delinquency Rate Table” The levels set forth below for the periods set forth below:

Collection Period No.	Collection Period Occurring In	Reserve Event	Trigger Event
1	October 2007	6.42%	6.42%
2	November 2007	6.42%	6.42%
3	December 2007	6.42%	6.42%
4	January 2008	6.42%	6.42%
5	February 2008	6.84%	6.84%
6	March 2008	6.84%	6.84%
7	April 2008	6.84%	6.84%
8	May 2008	5.93%	7.47%
9	June 2008	5.93%	7.47%
10	July 2008	5.93%	7.47%
11	August 2008	6.75%	8.25%
12	September 2008	6.75%	8.25%
13	October 2008	8.25%	8.25%
14	November 2008	9.13%	9.30%
15	December 2008	9.13%	9.30%
16	January 2009	9.13%	9.30%
17	February 2009	9.30%	9.51%
18	March 2009	9.30%	9.51%
19	April 2009	9.30%	9.51%
20	May 2009	8.15%	9.93%

Collection Period No.	Collection Period Occurring In	Reserve Event	Trigger Event
21	June 2009	8.15%	9.93%
22	July 2009	8.15%	9.93%
23	August 2009	8.30%	9.93%
24	September 2009	8.30%	9.93%
25	October 2009	9.80%	9.93%
26	November 2009	10.15%	10.35%
27	December 2009	10.15%	10.35%
28	January 2010	10.15%	10.35%
29	February 2010	10.30%	10.35%
30	March 2010	10.30%	10.35%
31	April 2010	10.30%	10.35%
32	May 2010	8.80%	10.35%
33	June 2010	8.80%	10.35%
34	July 2010	8.80%	10.35%
35	August 2010	9.55%	11.13%
36	September 2010	9.55%	11.13%
37	October 2010	11.05%	11.13%
38	November 2010	11.05%	11.13%
39	December 2010	11.05%	11.13%
40	January 2011	11.05%	11.13%
41	February 2011	11.05%	11.13%
42	March 2011	11.05%	11.13%
43	April 2011	11.05%	11.13%
44	May 2011	9.55%	11.13%
45	June 2011	9.55%	11.13%
46	July 2011 and thereafter	9.55%	11.13%
          “Delinquency Ratio” means a fraction (expressed as a percentage) calculated as of the last day of the related Collection Period, the numerator of which is the aggregate Principal Balance of all Delinquent Contracts, and the denominator of which is the Pool Balance.
          “Delinquent Contract” means a Contract with respect to which any Contract Scheduled Payment is greater than 60 days delinquent as of the last day of the Collection Period preceding the related Payment Date.
          “Due Date Change” means a change of the Obligor’s scheduled due date for payment within a given month (i.e., from the 10th of each month to the 15th of each month).
          “Event of Default” means any event of default specified in Section 5.01 hereof.
          “HB3” means House Bill No. 3 (signed by the Governor of the State of Texas on May 19, 2006) and the corresponding sections of Title 2 of the Texas Tax Code implementing House Bill No. 3 and the rules and regulations promulgated thereunder implementing House Bill No. 3.
          “Indemnification Agreement” means the Indemnification Agreement dated as of October 18, 2007 by and among the Insurer and Wachovia Capital Markets, LLC, as Representative of the Underwriters named in the Underwriting Agreement.

          “Indenture Trustee” means Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture, and any successor to the Indenture Trustee under the Indenture.
          “Insurer Financial Statements” has the meaning given such term in Section 2.10(g).
          “Insurer Information” means the information in the Preliminary Prospectus Supplement and the Prospectus Supplement as supplemented by the Supplement regarding the Insurer and the Note Policy, which consists solely of the information set forth under the caption “The Note Policy and the Insurer” in the Preliminary Prospectus Supplement and the Prospectus Supplement as supplemented by the Supplement, and the audited consolidated financial statements of the Insurer and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, and the unaudited consolidated financial statements of the Insurer and subsidiaries as of June 30, 2007 and for the three and six month periods ended June 30, 2007 and 2006, in each case as provided to the Seller for incorporation by reference in the Preliminary Prospectus Supplement and the Prospectus Supplement.
          “Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.
          “Late Payment Rate” means, for any date of determination, the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank, National Association at its principal office in the City of New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, National Association) plus 3%, and (ii) the then applicable highest rate of interest on the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over 360 days.
          “Liabilities” shall have the meaning ascribed to such term in Section 3.04(a) hereof.
          “Losses” means (i) any actual out-of-pocket loss paid by the Insurer or its respective parents, subsidiaries and affiliates or any shareholder, director, officer, employee, agent or any “controlling person” (as such term is used in the Securities Act) of any of the foregoing, and (ii) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).
          “Material Adverse Change” means, (a) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or (ii) the ability of such Person to perform its obligations under any of the Transaction Documents to which it is a party or (b) in respect of the Contracts, a material adverse change in (i) the value or marketability of the Contracts, or (ii) the probability that amounts now or hereafter due in respect of a material portion of the Contracts will be collected on a timely basis.
          “Modified Cumulative Net Loss Ratio” means as of any date, the ratio (expressed as a percentage) of (i) the sum of (x) the Principal Balances of Contracts that were charged-off or should have been charged-off in accordance with the Charge-Off Policy for the period from the initial Cut-

off Date through the end of the related Collection Period reduced by the amount of all Recoveries received by the Servicer during the period from the initial Cut-off Date through the end of the related Collection Period, (y) 50% of the outstanding Principal Balance of all Contracts that are greater than 60 days delinquent and (z) 50% of the outstanding Principal Balance of all Contracts for which extensions or payment deferments are in effect (whether granted by the Servicer during the related Collection Period or an earlier Collection Period) to (ii) the Original Pool Balance plus the aggregate Principal Balances of all Subsequent Contracts as of their respective Cut-off Dates.
          “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.
          “Obligations” has the meaning set forth in the recitals hereto.
          “Obligor” means the obligor under each Contract, including any guarantor of such obligor and their respective successors.
          “Offering Document” means (i) the Prospectus dated October 9, 2007, (ii) the Preliminary Prospectus Supplement dated October 9, 2007 (the “Preliminary Prospectus Supplement”) and (iii) the final Prospectus Supplement dated October 11, 2007 (the “Final Prospectus Supplement”) relating to the Obligations, and any amendment or supplement thereto (including without limitation the Supplement) and any other offering document relating to the Obligations prepared by the Servicer, the Originator, the Seller and/or the Issuer that makes reference to the Note Policy.
          “Owners” means registered holders of Obligations.
          “Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).
          “Premium” means the premium payable in accordance with Section 3.02(b) hereof.
          “Premium Letter” means the Premium Letter from the Insurer to the Originator, the Issuer and the Indenture Trustee, dated October 18, 2007.
          “Premium Rate” has the meaning set forth in the Premium Letter.
          “Reported Companies’ Financial Statements” means, with respect to Servicer, the audited, consolidated balance sheets and the statements of income, retained earnings and cash flows and the auditor’s opinion letter and all notes thereto which have been provided to the Insurer.
          “Representative” means Wachovia Capital Markets, LLC.
          “Reserve Event” shall occur, with respect to any Payment Date, when any of:
     (a) the average Delinquency Ratio for the three Collection Periods preceding such Payment Date exceeds the percentage set forth in the Delinquency Rate Table for the Collection Period relating to the given Payment Date, or

     (b) the Cumulative Net Loss Ratio exceeds the percentage set forth in the Cumulative Net Loss Rate Table for the Collection Period relating to the given Payment Date.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.
          “Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of October 18, 2007, among the Servicer, the Seller, the Issuer and the Indenture Trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.
          “Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.
          “Securities Exchange Act” means the Securities and Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.
          “Seller and Issuer Documents” has the meaning set forth in Section 2.05(q) hereto.
          “Special Event” means the occurrence of any one of the following: (a) an Event of Default under the Insurance Agreement has occurred and is continuing, (b) a Trigger Event has occurred and is continuing, (c) any legal proceeding or binding arbitration is instituted with respect to the Transaction or (d) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of the Servicer, the Originator, the Seller, the Issuer or the Contracts.
          “Supplement” means the Supplement, dated October 18, 2007, to the Final Prospectus Supplement.
          “Swap Agreement” means the ISDA Master Agreement dated as of October 18, 2007 between the Issuer and the Swap Provider, the Schedule thereto and the Confirmation bearing Reference Nos. 621,459.21 and 621,453.21, each dated October 18, 2007.
          “Swap Policy” means the Financial Guaranty Insurance Policy For Swap Agreement No. 07030063 issued by the Insurer, which guarantees certain payments due under the Swap Agreement.
          “Swap Provider” means Banco Santander, S.A., and its permitted successors and assigns.
          “Tangible Net Worth” means, with respect to any Person, the difference between:
(A) the tangible assets of such Person and its Affiliates and subsidiaries calculated in accordance with GAAP, including 100% of any additional equity contributions, as reduced by adequate reserves in each case where a reserve is appropriate; and

(B) all indebtedness, including subordinated debt, of such Person and its Affiliates and its subsidiaries; provided, however, that: (i) intangible assets such as patents, trademarks, trade names, copyrights, licenses, good will, organization costs, advances or loans to, or receivables from directors, officers, employees or affiliates, prepaid assets; amounts relating to covenants not to compete, pension assets, deferred charges or treasury stock of any securities unless the same are readily marketable in the United States of America or are entitled to be used as a credit against federal income tax liabilities, shall not be included in the calculation of (A) above; and (ii) securities included as tangible assets shall be valued at their current market price or costs, whichever is lower; and (iii) any write-up in book value of any assets shall not be taken into account.
          “Term of the Insurance Agreement” shall be determined as provided in Section 4.01 hereof.
          “Transaction” means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.
          “Transaction Documents” means this Insurance Agreement, the Administration Agreement, the Certificate of Trust, the Intercreditor Agreement, each Assignment, each Reserve Account Letter of Credit, the Swap Agreement, the Letter of Credit Reimbursement Agreement, the Certificate, the Premium Letter, the Indenture, the Offering Document, the Obligations, the Trust Agreement, the Limited Guaranty, the Sale and Servicing Agreement, the Backup Servicing Agreement, if any, the Underwriting Agreement, the Indemnification Agreement, the Contribution Agreement and other documents and certificates delivered in connection with this Transaction.
          “Transaction Parties” means, collectively, the Servicer, the Originator, the Seller, Banco Santander, S.A., and the Issuer.
          “Trigger Event” means the occurrence of any one of the following:
1. The insolvency of any of the Transaction Parties.
2. The occurrence of a default or a breach of any representation, warranty, or covenant under any of the Transaction Documents by any of the Transaction Parties which continues unremedied for a period of 30 days after such Transaction Party becomes aware of such default, or breach or other written notice of such default or breach shall have been given to such Transaction Party.
3. A payment under the Note Policy is made by Insurer.
4. The cessation of a valid perfected first priority security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders, the Reserve Account Letter of Credit Bank or the Insurer.
5. Both (i) the average Delinquency Ratio for the most current three Collection Periods equals or exceeds the percentage set forth in the Delinquency Rate Table for the Collection Period relating to the given Payment Date and (ii) the Modified

Cumulative Net Loss Ratio equals or exceeds the level specified for the Collection Period relating to the given Payment Date in the Cumulative Net Loss Rate Table.
6. The Cumulative Net Loss Ratio equals or exceeds the level specified for the Collection Period relating to the given Payment Date in the Cumulative Net Loss Rate Table.
7. The average Extension Ratio for the three Collection Periods preceding the date of determination (including any Collection Period ending on such date) exceeds 4.0% and the Servicer fails to purchase as of the Business Day preceding the Determination Date prior to the next Payment Date a sufficient amount of previously extended Contracts pursuant to Section 3.2 of the Sale and Servicing Agreement so as to reduce the Extension Ratio below 4.0%.
8. The Servicer’s Tangible Net Worth is less than $50,000,000 plus 50% of the Servicer’s cumulative after tax net income after December 31, 2004 as determined on a quarterly basis in accordance with generally accepted accounting principles and audited annually, but without taking into account any reduction for net losses during such period; provided, however, the Trigger Event in this Clause 8 shall only be applicable if Banco Santander, S.A. does not, directly or indirectly, own at least 51% of the equity interests of the Servicer.
9. The Servicer realizes a net loss as determined in accordance with generally accepted accounting principles in each of any two consecutive quarters.
10. A final, non-appealable judgment shall be entered against, or settlements by any of the Transaction Parties by a court of competent jurisdiction assessing monetary damages in excess of $1 million and, in the case of a judgment, such judgment shall not have been discharged or stayed within 60 days.
11. Except as permitted by the Transaction Documents, the Servicer shall make any assignment of any of its rights or obligations under the Transaction Documents or any attempt to make such an assignment without the express written consent of the Insurer.
12. The Internal Revenue Service or Pension Benefit Guaranty Corporation files notice of a lien with regard to any assets of the Trust Estate and such lien is not released within five Business Days of such notice.
13. The Servicer (and its affiliates) shall fail to maintain at least one uninsured warehouse line of credit for the funding of prime, sub-prime and non-prime automotive contracts in accordance with the Originator’s credit policies for such contracts in an aggregate amount equal to at least $75 million.
14. Banco Santander, S.A. fails to own, directly or indirectly, at least 51% of the equity interests of the Servicer.
15. The Servicer or any of their affiliates or subsidiaries is in default under any indebtedness having an outstanding principal amount of $1 million or more.

16. Any Event of Default or Termination Event (as defined in the Swap Agreement) occurs under the Swap Agreement.
     provided, however, the Insurer has the right to waive any Trigger Event.
          “Underwriting Agreement” means the Underwriting Agreement dated October 9, 2007 among Wachovia Capital Markets, LLC, as Representative, the Seller, the Originator and the several underwriters named therein with respect to the offer and sale of the Obligations, as the same may be amended from time to time.
          “U.S. Bank” means U.S. Bank Trust National Association, in its individual capacity.
          “Wachovia Release Letter” means the Release Letter, dated October 18, 2007, and any additional Wachovia Release Letter, dated as of the related Funding Date, by Wachovia Capital Markets, LLC for the benefit of Drive Warehouse LP, pursuant to which Wachovia Capital Markets, LLC releases its Lien and security interest and/or ownership interest in the Contracts identified therein and certain other property related thereto.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 2.01. Representation and Warranties of the Servicer and the Originator. The Servicer and the Originator represent, warrant and covenant as of the Date of Issuance, each solely as to those matters relating to itself, as follows:
     (a) Due Organization and Qualification. The Servicer and the Originator are each a corporation, respectively, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Servicer and the Originator is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.
     (b) Power and Authority. Each of the Servicer and the Originator has all requisite power and authority to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.
     (c) Due Authorization. The execution, delivery and performance of each of the Transaction Documents to which it is a party by the Servicer and the Originator have been duly authorized by all requisite action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Servicer’s or the Originator’s shareholders which have not previously been obtained or given by the Servicer or the Originator.

     (d) Noncontravention. Neither the execution and delivery of the Transaction Documents by the Servicer or the Originator, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents:
     (i) conflicts with or results in any breach or violation of any provision of the organizational documents, as applicable, of the Servicer or the Originator or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer or the Originator or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer or the Originator;
     (ii) constitutes a default by the Servicer or the Originator under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Servicer or the Originator is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Servicer or the Originator, is or may be bound or affected; or
     (iii) results in or requires the creation of any lien upon or in respect of any assets of the Servicer or the Originator, except as contemplated by the Transaction Documents.
     (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Servicer, the Originator or any of its or their subsidiaries, or any properties or rights of the Servicer, the Originator or any of its or their subsidiaries, pending or, to the Servicer’s or the Originator’s knowledge after reasonable inquiry, threatened, which, in any case, could result in a Material Adverse Change with respect to the Servicer or the Originator.
     (f) Valid and Binding Obligations. The Obligations, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Obligations), when executed and delivered by the Servicer and the Originator, will constitute the legal, valid and binding obligations of the Servicer and the Originator, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. Neither the Servicer nor the Originator will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Servicer and the Originator, as applicable. The Obligations, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer. The Certificate, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement and will evidence a beneficial ownership interest in the Issuer.
     (g) Financial Statements. The Reported Companies’ Financial Statements, copies of which have been furnished to the Insurer, (i) are, as of dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the companies reported therein as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Reported Companies’ Financial Statements, there has been no Material Adverse Change in such conditions or operations. Except as disclosed in the Reported Companies’ Financial Statements, the Servicer and the Originator are not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Servicer or the Originator.
     (h) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Servicer or the Originator in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer or the Originator. The Servicer and the Originator are not in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of incorporation, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Servicer or the Originator is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Servicer or the Originator, as the case may be, to perform its respective obligations under the Transaction Documents.
     (i) Taxes. The Servicer, the Originator and the Servicer’s and the Originator’s parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Servicer or the Originator.
     (j) Accuracy of Information. Neither the Transaction Documents nor other information relating to the Contracts, the operations of the Servicer or the Originator (including servicing or origination of the loans or the financial condition of the Servicer or the Originator) (collectively, the “Documents”), as amended, supplemented or superseded, furnished to the Insurer by the Servicer or the Originator contain any statement of a material fact by the Servicer or the Originator that was untrue or misleading in any material adverse respect when made. Neither the Servicer nor the Originator has any knowledge of circumstances that could cause a Material Adverse Change with respect to the Servicer, the Originator, the Seller, the Issuer or the Contracts. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change known to the Servicer, the Originator, the Seller, the Issuer or the Contracts that would render any of the Documents untrue or misleading in a material respect.
     (k) Compliance With Securities Laws. The offer and sale of the Obligations comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the heading “THE NOTE POLICY AND THE INSURER” or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document. Neither the offer nor the sale of the Obligations has been or will be in violation of the Securities Act or any other federal or state securities laws. The Seller and the Issuer are not required to be registered as an “investment company” under the Investment Company Act.
     (l) Transaction Documents. Each of the representations and warranties of the Servicer and the Originator contained in the Transaction Documents is true and correct in all material respects, and the Servicer and the Originator hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.
     (m) Solvency. The Servicer and the Originator are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, neither the Servicer nor the Originator will be left with an unreasonably small amount of capital with which to engage in its business, nor does the Servicer or the Originator intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. Neither the Servicer nor the Originator contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer or the Originator or any of their assets.
     (n) Principal Place of Business, Jurisdiction of Organization. The principal place of business of each of the Servicer and the Originator is located in Dallas, Texas. Each of the Originator and the Servicer is a corporation organized in the State of Illinois. “Santander Consumer USA Inc.” is the correct legal name of the Servicer and the Originator indicated on the public records of the Servicer’s and the Originator’s jurisdiction of organization which shows the Servicer and the Originator, respectively, to be organized.
     (o) ERISA. Each of the Servicer and the Originator is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.
     (p) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental Person, is required in connection with the execution, delivery and performance by the Servicer or the Originator of this Insurance Agreement or any other Transaction Document to which the Servicer or the Originator is a party, except (in each case) such as have been obtained and are in full force and effect.
     (q) Investment Company Act Compliance. Neither the Servicer nor the Originator is required to be registered as an “investment company” under the Investment Company Act. Neither the Servicer nor the Originator is subject to the information reporting requirements of the Securities Exchange Act.

     Section 2.02. Affirmative Covenants of the Servicer and the Originator. The Servicer and the Originator hereby agree, each solely to those matters relating to itself, that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:
     (a) Compliance With Agreements and Applicable Laws. The Servicer and the Originator shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. Neither the Servicer nor the Originator shall agree to any amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent.
     (b) Maintaining Existence. The Servicer, its successors and assigns and the Originator, its successors and assigns, shall maintain their respective existence and shall at all times continue to be duly organized under the laws of its respective jurisdiction of organization and duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its organizational documents.
     (c) Financial Statements; Accountants’ Reports; Other Information. The Servicer and the Originator shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction.
     (i) Annual Financial Statements. The Servicer and the Originator shall furnish or cause to be furnished to the Insurer as soon as available, and in any event within 120 days after the close of each fiscal year of the Servicer and the Originator, the audited consolidated balance sheets of the Servicer and the Originator and their subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of the Servicer’s and the Originator’s independent accountants (which shall be a nationally recognized independent public accounting firm) and by the certificate specified in Section 2.02(e) hereof.
     (ii) Quarterly Financial Statements. The Servicer and the Originator shall furnish or cause to be furnished to the Insurer as soon as available, and in any event within 90 days after each of the first three fiscal quarters of each fiscal year of the Servicer and the Originator, the unaudited consolidated balance sheets of the Servicer and the Originator, and their subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate specified in Section 2.02(e) hereof.
     (iii) Initial and Continuing Reports. On or before the Date of Issuance, the Servicer and the Originator will provide the Insurer a copy of the magnetic tape to be delivered to the Indenture Trustee on the Closing Date setting forth as to each Contract, the information required in the Schedule of Contracts. Thereafter, the Servicer shall deliver to the Insurer not later than 12:00 noon, New York City time, on each Determination Date the report required by Section 3.8 of the Sale and Servicing Agreement.
     (iv) Computer Diskette. Beginning in October 2007, the Servicer will deliver to the Insurer on a quarterly basis, a computer diskette containing a quarterly summary of the information provided to the Insurer pursuant to clause (iii) of this subsection 2.02(c) and also containing information similar to the information provided in the Schedule of Contracts.
     (v) Accountants’ Reports. If a Special Event has occurred, the Servicer and the Originator shall furnish or cause to be furnished to the Insurer copies of any reports submitted to the Servicer and the Originator by their respective independent accountants in connection with any examination of the financial statements of the Servicer and the Originator, promptly upon receipt thereof.
     (vi) Certain Information. Upon the reasonable request of the Insurer, the Servicer and the Originator shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Servicer or the Originator files with, or delivers to, the Commission or any national securities exchange.
     (vii) Other Information. Promptly upon receipt thereof, the Servicer or the Originator shall furnish or cause to be furnished copies of all schedules, financial statements or other similar reports delivered to or by the Servicer and the Originator pursuant to the terms of the Sale and Servicing Agreement and, promptly upon request, such other data as the Insurer may reasonably request.
          All financial statements specified in clauses (i) and (ii) of this subsection 2.02(c) shall be furnished in consolidated form for the Servicer and all its subsidiaries in the event the Servicer shall consolidate its financial statements with its subsidiaries; provided, however, if the financial statements of the Servicer are consolidated with the financial statements of Banco Santander, S.A. and the Originator then the Servicer and the Originator shall provide the corresponding financial statements of Banco Santander, S.A. pursuant to clauses (i) and (ii) of this subsection 2.02(c).
          The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Servicer or the Originator pursuant to this subsection 2.02(c) to the extent provided in subsection 2.02(f) hereof.
     (d) Reports Reflecting Contract Changes. The Servicer shall, on or before each Determination Date, provide the Insurer with a written report reflecting (i) the number and aggregate Principal Balance of any Contracts that were the subject of an extension or payment deferment during the related Collection Period, (ii) the number and aggregate Principal Balance of Contracts that were the subject of a Contract Modification (other than an extension, payment deferment or Due Date Change) and (iii) the number and aggregate Principal Balance of any Contracts that were the subject of Due Date Changes.

     (e) Compliance Certificate. The Servicer and the Originator shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to subsection 2.02(c)(i) and (ii) hereof, one or more certificates signed by an officer of the Servicer and an officer of the Originator, authorized to execute such certificates on behalf of the Servicer and the Originator stating that:
     (i) a review of the Servicer performance under the Transaction Documents during such period has been made under such officer’s supervision;
     (ii) to the best of such individual’s knowledge following reasonable inquiry, no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if the Servicer has a right to cure pursuant to Section 7.1 of the Sale and Servicing Agreement, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Servicer to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates;
     (iii) the attached financial statements submitted in accordance with subsection 2.02(c)(i) or (ii) hereof as the case may be, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Servicer and the Originator as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied; and
     (iv) the Servicer has in full force and effect a blanket fidelity bond (or direct surety bond) and an errors and omissions insurance policy in accordance with the terms and requirements of Section 3.12 of the Sale and Servicing Agreement.
     (f) Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Servicer or the Originator shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:
     (i) to inspect the books and records of the Servicer and the Originator as they may relate to the Obligations, the obligations of the Servicer or the Originator under the Transaction Documents, and the Transaction;
     (ii) to discuss the affairs, finances and accounts of the Servicer or the Originator with the chief operating officer and the chief financial officer of the Servicer or the Originator, as the case may be; and
     (iii) with the Servicer’s or the Originator’s consent, as applicable, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Servicer or the Originator with the Servicer’s or the Originator’s independent accountants, provided that an officer of the Servicer or the Originator shall have the right to be present during such discussions.
          Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Servicer or the Originator. The books and records of the Servicer shall be maintained at the address of the Servicer designated herein for receipt of notices, unless the Servicer shall otherwise advise the parties hereto in writing, and the books and records of the Originator shall be maintained at the addresses of the Originator designated herein for receipt of notices, unless the Originator shall otherwise advise the parties hereto in writing,.
          The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.
     (g) Notice of Material Events. The Servicer and the Originator shall be obligated (which obligation shall be satisfied as to each if performed by either the Servicer or the Originator) promptly to inform the Insurer in writing of the occurrence of any of the following only to the extent each has actual knowledge, notice or reason to know of such event:
     (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Servicer or the Originator (A) that could result in a Material Adverse Change with respect to the Seller, the Issuer or the Insurer pertaining to the Contracts in general, (B) that could result in a Material Adverse Change with respect to a material portion of the Contracts or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Contracts;
     (ii) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, which, if adversely determined, would result in a Material Adverse Change with respect to the Seller, the Issuer, the Owners or the Insurer;
     (iii) any change in the location of the Servicer’s or the Originator’s principal offices or any change in the location of the Servicer’s or the Originator’s books and records, jurisdiction of organization, legal name as indicated on the public records of the Servicer’s or the Originator’s jurisdiction of organization which shows the Servicer or the Originator to be organized;
     (iv) the occurrence of any Default or Event of Default or of any Material Adverse Change;
     (v) the commencement of any proceedings by or against the Servicer or the Originator under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Servicer or the Originator or any of its or their assets;

     (vi) the receipt of notice that (A) the Servicer or the Originator is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Servicer’s or the Originator’s business is to be, or may be suspended or revoked, or (C) the Servicer or the Originator is to cease and desist any practice, procedure or policy employed by the Servicer or the Originator in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Servicer or the Originator; or
     (vii) the occurrence of any Trigger Event or Reserve Event.
     (h) Financing Statements and Further Assurances. The Servicer will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee in the Trust Estate. The Servicer and the Originator shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, each of the Servicer and the Originator agree to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P or Moody’s after the date hereof and to provide all information reasonably requested by S&P or Moody’s.
     (i) Maintenance of Licenses. The Servicer and the Originator, respectively, or any successors thereof shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.
     (j) Redemption of Obligations. The Servicer shall instruct the Indenture Trustee, upon redemption, or payment, of all of the Obligations pursuant to the Indenture, to furnish to the Insurer a notice of such redemption and, upon a redemption, or payment, of all of the Obligations to surrender the Policies to the Insurer for cancellation.
     (k) Disclosure Document. Each Offering Document delivered with respect to the Obligations shall clearly disclose that the Note Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each Offering Document which includes financial statements of the Insurer prepared in accordance with generally accepted accounting principles shall include the following statement immediately preceding such financial statements:
The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. Although the Insurer prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations.

A discussion of the principal differences between SAP and GAAP is contained in the notes to the Insurer’s audited SAP financial statements.
     (i) Each Offering Document delivered subsequent to the Date of Issuance shall be in form and substance satisfactory to the Insurer in its sole discretion as evidenced by Insurer’s prior written consent to the use thereof.
     (l) Third-Party Beneficiary. The Servicer and the Originator agree that the Insurer shall have all rights of a third-party beneficiary of, and pursuant to, the Servicer’s and the Originator’s agreements under any of the Transaction Documents (other than the Underwriting Agreement) and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer.
     (m) Servicing of Contracts. The Servicer shall perform such actions with respect to the Contracts as are provided to be performed by it in the Sale and Servicing Agreement. The Servicer will provide the Insurer with prior written notice of any change or amendment to any Transaction Document as currently in effect.
     (n) Maintenance of Interest. On or before each March 31 beginning in 2008, so long as any of the Obligations are outstanding, the Servicer shall furnish to the Insurer and the Indenture Trustee an officers’ certificate either stating that such action has been taken with respect to the recording, filing, rerecording and refiling of any financing statements and continuation statements as is necessary to maintain the interest of the Indenture Trustee in the Trust Estate created by the Indenture and reciting the details of such action or stating that no such action is necessary to maintain such interests. Such officers’ certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Indenture Trustee in the Trust Estate until the date such next officers’ certificate is due. The Servicer will use its best efforts to cause any necessary recordings or filings to be made with respect to the Trust Estate.
     (o) Closing Documents. The Servicer shall provide or cause to be provided to the Insurer a bound volume or volumes of the Transaction Documents and an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing.
     (p) Reserved.
     (q) Santander Consumer USA Inc. To Be the Sole Member of Seller. Santander Consumer USA Inc. shall be the sole member of the Seller while any of the Obligations are outstanding. Santander Consumer USA Inc. shall not sell, pledge or otherwise transfer such membership without the prior written consent of the Insurer.
     (r) Reserved.
     (s) Securities Laws. The Servicer and the Originator shall comply in all material respects with all applicable provisions of state and federal securities laws, including blue sky laws and the Securities Act, the Securities Exchange Act and the Investment Company Act

and all rules and regulations promulgated thereunder for which non-compliance would result in a Material Adverse Change in respect of the Servicer or the Originator or any Contract.
     (t) Disclosure Regarding On Balance Sheet Securitizations. For so long as the Servicer has any securitization transactions (including warehouse facilities) outstanding as to which the Insurer has provided credit enhancement and any of the securitized receivables remain on the Servicer’s consolidated balance sheet, the Servicer shall include, (i) in any financial statement provided to a creditor of the Servicer and (ii) in any financial statement made available to the public in any form, disclosure with respect to such on-balance sheet securitizations in a form substantially as follows: “Santander Consumer USA Inc. structures its securitization transactions so that they do not meet the criteria for sale of finance receivables. Accordingly, following a securitization, the finance receivables, transferred to special purpose finance subsidiaries of Santander Consumer USA Inc., and related securitization notes payable, issued by special purpose finance subsidiaries, remain on the consolidated balance sheet. While these subsidiaries are included in Santander Consumer USA Inc.’s consolidated financial statements, these subsidiaries are separate legal entities and the finance receivables and other assets held by them are legally owned by these subsidiaries, are available to satisfy the related securitization notes payable and are not available to creditors of Santander Consumer USA Inc. or its other subsidiaries.”
     (u) Delivery of Completed Perfection Certificate. A duly authorized officer of the Servicer shall have executed and delivered to the Insurer within 10 Business Days after the Closing Date a certificate in the form attached as Exhibit A hereto, which shall contain the representation of the Servicer that each of the financing statements listed in the schedule attached thereto have been filed in the applicable filing office and jurisdiction, bearing (as applicable) the applicable filing index number, specified in such schedule with respect to such financing statement.
     (v) Texas Margin Tax. In the event that a tax is levied or assessed upon the Issuer or upon all or part of the Trust Estate under HB3, which tax becomes due and payable by the Issuer, the Originator covenants and agrees to pay such tax to the applicable taxing authority on behalf of the Issuer when and as due and payable by the Issuer. Notwithstanding anything to the contrary contained herein, nothing in this Insurance Agreement should be read to imply that the Issuer is doing business in Texas, has sufficient nexus with Texas in order for HB3 to apply to the Issuer or is otherwise subject to the tax described in HB3.
     (w) Replacement Servicer. If servicing is transferred from the Servicer to a replacement Servicer pursuant to Article VII of the Sale and Servicing Agreement, then in the event that the fees and expenses of a replacement servicer or any transition costs relating to the transfer of servicing from the Servicer to the replacement servicer exceed the amounts payable to such Servicer under the Sale and Servicing Agreement, the Servicer shall promptly pay such fees, expenses or transition costs. Any such amounts paid by the Insurer shall be part of Reimbursable Amounts payable to the Insurer hereunder.
     Section 2.03. Negative Covenants of the Servicer and the Originator. The Servicer and the Originator hereby agree, each solely as to those matters which relate to itself, that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

     (a) Impairment of Rights. Neither the Servicer nor the Originator shall take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (ii) of the definition of Material Adverse Change with respect to the Servicer or the Originator, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Servicer and the Originator shall give the Insurer written notice of any such action or failure to act on the earlier of (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Servicer and the Originator shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this subsection (a).
     (b) Adverse Selection Procedure. The Servicer and the Originator will not use any adverse selection procedure in selecting the Contracts to be transferred to the Indenture Trustee from the outstanding loans that qualify under the Sale and Servicing Agreement for inclusion in the Trust Estate.
     (c) Waiver, Amendments, Etc. Neither the Servicer nor the Originator shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer.
     (d) Contracts; Charge-off Policy. Except as otherwise permitted in the Indenture, the Servicer and the Originator shall not alter or amend any Contract, their respective collection policies or their respective charge-off policies in a manner that materially adversely affects the Insurer unless the Insurer shall have previously given its consent, which consent shall not be unreasonably withheld.
     (e) Lockbox Arrangements. The Servicer and the Originator shall not alter or modify the lockbox or collection account arrangements that are in effect as of the Closing Date relating to collection of payments on the Contracts without prior written notice to the Insurer.
     (f) Restrictions on Liens. Neither the Originator nor the Seller shall (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on the Collateral except for the Lien in favor of the Indenture Trustee or (ii) with respect to the Collateral, authorize or file under the Uniform Commercial Code of any jurisdiction any financing statement which names any of the Originator or the Seller as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except in each case any such instrument solely securing the rights and preserving the Lien of the Indenture Trustee under the Indenture.
     (g) Successors. Neither the Servicer nor the Originator shall terminate or designate, or consent to the termination or designation of, the Servicer, the Indenture Trustee or any successor thereto without the prior written approval of the Insurer.

     (h) Insolvency. Neither the Servicer nor the Originator shall commence with respect to the Seller or the Issuer any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to the Seller or the Issuer or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of the Seller’s or the Issuer’s creditors. Neither the Servicer nor the Originator shall take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above.
     (i) Release of Liens. Each of the Servicer and the Originator shall duly file or cause to be duly filed on behalf of Wachovia Capital Markets, LLC and/or other relevant parties, in each case no later than the Closing Date or the related Funding Date, with respect to which Contracts in which Wachovia Capital Markets, LLC and/or any other relevant Persons have Liens and security interests, which Contracts are to be conveyed by the Originator to the Seller and by the Seller to the Issuer, the amendments to, and/or termination of, UCC financing statements evidencing the release by Wachovia Capital Markets, LLC and/or all other relevant Persons of any Liens, security interests and/or ownership interests in the Collateral.
     (j) Compliance with And Money Laundering Laws. Neither the Servicer nor the Originator shall employ any practice, procedure or policy in the conduct of its business that would constitutes a material violation of any anti-money laundering law or regulation (including without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to Seller and the Originator.
     (k) Actions with respect to the Seller and the Issuer. Neither the Servicer nor the Originator shall take any action or fail to take any action whereby such action or failure to take such action could reasonably be expected to cause a breach of any of the Seller’s or the Issuer’s representations, warranties and covenants contained in this Insurance Agreement.
     (l) Organizational Documents. Without the prior written consent of the Insurer, the Originator and the Servicer will not cause or permit any amendment to the (i) Certificate of Limited Partnership of, or the Agreement to Limited Partnership of, Drive Residual Holdings LP, or (ii) Certificate of Formation of, or the Limited Liability Company Agreement of, Drive Residual Holdings GP LLC.
     (m) Residual Holdings. The Originator shall not permit any transfer (whether in any one or more transactions) of more than a 49% direct or indirect ownership interest in either Drive Residual Holdings LP or Drive Residual Holdings GP LLC, unless the Originator delivers to the Insurer an acceptable nonconsolidation opinion.
     Section 2.04. Representations and Warranties of the Seller and the Issuer. As of the Date of Issuance, the Seller and the Issuer represent, warrant and covenant each solely as to those matters relating to itself, as follows:
     (a) Due Organization and Qualification. The Seller is a limited liability company and the Issuer is a statutory trust, and each are duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Seller and the Issuer are duly qualified to do business, are in good standing and have obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its respective business as currently conducted and as described in the Offering Document and the performance of its respective obligations under the Transaction Documents to which it is a party, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document to which it is a party unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.
     (b) Power and Authority. The Seller and the Issuer have all necessary power and authority to conduct its respective business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its respective obligations under the Transaction Documents to which it is a party and to consummate the Transaction.
     (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Seller and the Issuer have been duly authorized by all necessary action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Seller’s members or the Issuer’s owners, which have not previously been obtained or given by the Seller or the Issuer.
     (d) Noncontravention. Neither of the execution and delivery of the Transaction Documents by the Seller or the Issuer, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:
     (i) conflicts with or results in any breach or violation of any provision of the organizational documents of the Seller or the Trust Agreement of the Issuer or any law, rule, regulation, order, writ judgment, injunction, decree, determination or award currently in effect having applicability to the Seller or the Issuer or any of its respective material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Seller or the Issuer;
     (ii) constitutes a default by the Seller or the Issuer under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Seller or the Issuer is a party or by which any of its respective properties, which are individually or in the aggregate material to Seller or the Issuer, is or may be bound or affected; or
     (iii) results in or requires the creation of any lien upon or in respect of any assets of the Seller or the Issuer except as contemplated by the Transaction Documents.
     (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Seller or the Issuer or any properties or rights of the Seller or the Issuer pending or, to the Seller’s or the Issuer’s knowledge after reasonable inquiry, threatened, which, in any case, could result in a Material Adverse Change with respect to the Seller or the Issuer.
     (f) Valid and Binding Obligations. The Obligations, when executed, authenticated and issued in accordance with the Indenture and the Transaction Documents

(other than the Obligations), when executed and delivered by the Seller and the Issuer, will constitute the legal, valid and binding obligations of the Seller and the Issuer, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Obligations, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer. The Certificate, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement and will evidence a beneficial ownership interest in the Issuer.
     (g) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Seller or the Issuer in the conduct of its respective business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Seller or the Issuer. The Seller and the Issuer are not in breach of or default under any applicable law or administrative regulation of its respective jurisdiction or incorporation, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Seller or the Issuer are a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Seller or the Issuer to perform its respective obligations under the Transaction Documents.
     (h) Compliance With Securities Laws. The offer and sale of the Obligations comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the heading “THE NOTE POLICY AND THE INSURER” or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document. Neither the offer nor the sale of the Obligations has been or will be in violation of the Securities Act or any other federal or state securities laws.
     (i) Taxes. The Seller and the Issuer have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Seller or the Issuer.
     (j) Transaction Documents. Each of the representations and warranties of the Seller and the Issuer contained in the Transaction Documents is true and correct in all material respects and the Seller and the Issuer hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

     (k) Solvency. The Seller and the Issuer are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Seller and the Issuer will not be left with an unreasonably small amount of capital with which to engage in its respective business, neither the Seller nor the Issuer intend to incur, or believe that it incurred, debts beyond its ability to pay as they mature. The Seller and the Issuer do not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Seller or the Issuer or any of its respective assets.
     (l) Principal Place of Business, Jurisdiction of Organization.
     (i) The principal place of business of the Seller is Dallas, Texas. The Seller is a limited liability company organized in Delaware. “Santander Drive Auto Receivables LLC” is the correct legal name of the Seller indicated on the public records of the Seller’s jurisdiction of organization which shows the Seller to be organized.
     (ii) The principal place of business of the Issuer is located in Wilmington, Delaware. The Issuer is a statutory trust organized in Delaware. “Santander Drive Auto Receivables Trust 2007-3” is the correct legal name of the Issuer indicated on the public records of the Issuer’s jurisdiction of organization which shows the Issuer to be organized.
     (iii) The principal place of business of U.S. Bank is located in Wilmington, Delaware. U.S. Bank is a national banking association organized under the laws of the United States. “U.S. Bank Trust National Association” is the correct legal name of U.S. Bank indicated on the public records of U.S. Bank’s jurisdiction of organization which shows U.S. Bank to be organized.
     (m) Investment Company Act. The Seller and the Issuer are not an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.
     (n) No Consents. No authorization or approval or other action by, and no notice to or filing with, any Person, including, without limitation, any governmental entity or regulatory body, is required for the due execution, delivery and performance by the Seller or the Issuer of the Transaction Documents or any other material document or instrument to be delivered thereunder, except (in each case) such as have been obtained or the failure of which to be obtained would not be reasonably likely to have a material adverse effect on the Transaction.
     (o) No Material Event of Default. There is no material event of default on the part of the Seller or the Issuer under any agreement involving financial obligations which would materially adversely impact the financial conditions or operations of the Issuer or its obligations under any document associated with this Transaction.
     (p) ERISA. Each of the Seller and the Issuer does not maintain or contribute to, or have any obligation to maintain or contribute to, any Plan. Each of the Seller and the Issuer is not subject to any of the provisions of ERISA.

     (q) Accuracy of Information. Neither the Transaction Documents nor other information relating to the Contracts or the operations of the Seller or the Issuer (collectively, the “Seller and Issuer Documents”), as amended, supplemented or superseded, furnished to the Insurer by the Seller or the Issuer contain any statement of a material fact by the Seller or the Issuer that was untrue or misleading in any material adverse respect when made. None of the Seller or the Issuer has any knowledge of circumstances that could cause a Material Adverse Change with respect to the Servicer, the Originator, the Seller, the Issuer or the Contracts. Since the furnishing of the Seller and Issuer Documents, there has been no change nor any development or event involving a prospective change known to the Servicer, the Originator, the Seller or the Issuer that would render any of the Seller and Issuer Documents untrue or misleading in a material respect.
     (r) Special Purpose Entity.
     (i) The capital of the Issuer is adequate for the business and undertakings of the Issuer.
     (ii) Except as contemplated by the Transaction Documents, the Issuer is not engaged in any business transactions with the Servicer, the Originator or any of its subsidiaries or Affiliates.
     (iii) The Issuer’s funds and assets are not, and will not be, commingled with the funds of any other Person other than pursuant to and in accordance with the Transaction Documents.
     (iv) The capital of the Seller is adequate for the business and undertakings of the Seller.
     (v) Except as contemplated by the Transaction Documents and the Registration Statement relating to the Obligations, the Seller is not engaged in any business transactions with the Servicer, the Originator or any of its subsidiaries or Affiliates.
     (vi) The Seller’s funds and assets are not, and will not be, commingled with the funds of any other Person other than pursuant to and in accordance with the Transaction Documents.
     (s) Collateral. On the Date of Issuance, the Issuer will have good and marketable title to each item of the Collateral conveyed on such date and will own each such item free and clear of any Lien (other than Liens contemplated under the Indenture) or any equity or participation interest of any other Person. The Indenture constitutes a valid pledge of the Collateral to the Indenture Trustee and the Indenture Trustee shall have a valid and perfected first priority security interest in the Collateral, free and clear of all Liens.
     (t) Compliance with And Money Laundering Laws. No practice, procedure or policy employed or proposed to be employed by the Seller or the Issuer in the conduct of its business constitutes a material violation of any anti-money laundering law or regulation (including without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to the Seller or the Issuer.

     Section 2.05. Affirmative Covenants of the Seller and the Issuer. The Seller and the Issuer hereby agree each solely as to those matters relating to itself, that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:
     (a) Compliance With Agreements and Applicable Laws. The Seller and the Issuer shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. The Seller and the Issuer shall not agree to any material amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent.
     (b) Maintain Existence. The Seller and the Issuer, its successors and assigns, shall maintain its existence and shall at all times continue to be duly organized under the laws of its respective jurisdiction and duly qualified and duly authorized and shall conduct its business in accordance with the terms of its organizational documents.
     (c) Notice of Material Events. The Seller and the Issuer shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following to the extent that it receives actual notice of the occurrence of any of the following events:
     (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against the Seller or the Issuer pertaining to the Contracts in general, (B) with respect to a material portion of the Contracts or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Contracts;
     (ii) any change in the location of the Seller’s, the Issuer’s or U.S. Bank’s principal place of business, jurisdiction of organization, legal name as indicated on the public records of the Seller’s, the Issuer’s or U.S. Bank’s jurisdiction of organization which shows the Seller, the Issuer or U.S. Bank to be organized or any change in the location of the Seller’s or the Issuer’s books and records;
     (iii) the occurrence of any Default or Event of Default or of any Material Adverse Change;
     (iv) the commencement of any proceedings by or against the Seller or the Issuer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Seller or the Issuer or any of its respective assets;
     (v) the receipt of notice that (A) the Seller or the Issuer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Seller’s or the Issuer’s business is to be, or may be suspended or revoked, or (C) the Seller or the Issuer is to cease and desist any practice, procedure or policy employed by the Seller or the Issuer in the conduct of its respective business, and such cessation may result in a Material Adverse Change with respect to the Seller or the Issuer, or

     (vi) any other event, circumstance or condition that has resulted, or the Servicer, the Originator, the Seller or the Issuer reasonably believes could result, in a Material Adverse Change in respect of the Servicer, the Originator, the Seller, the Issuer or the Contracts.
     (d) Financing Statements and Further Assurances. To the extent provided in the Indenture and the Sale and Servicing Agreement, the Issuer will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee in the Trust Estate. The Seller and the Issuer shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents to which it is a party. In addition, the Seller and the Issuer agree to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P and Moody’s after the date hereof.
     (e) Maintenance of Licenses. The Seller and the Issuer, or any successors thereof, shall maintain all licenses, permits, charters and registrations which are material to the conduct of its respective business.
     (f) The Seller Member Meetings. The Seller shall have annual member meetings and at least annual board of director meetings and shall prepare income and franchise tax returns as appropriate. The Seller shall deliver to the Insurer copies of the minutes of such meetings no later than April 30 of each year and such tax returns promptly upon filing but in no event later than August 31 of each year, beginning in 2008.
     (g) Third party Beneficiary. The Seller and the Issuer agree that the Insurer shall have all rights of a third-party beneficiary in respect of each Transaction Document (other than the Underwriting Agreement) and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Insurer.
     (h) Tax Matters. The Seller and the Issuer will take all actions necessary to ensure that the Issuer is taxable as a partnership for federal and state income tax purposes and not as an association (or publicly traded partnership), taxable as a corporation.
     (i) Financial Statements; Accountants’ Reports; Other Information. The Seller and the Issuer shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction. The Seller and the Issuer shall furnish or cause to be furnished to the Insurer promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Seller and the Issuer pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as the Insurer may reasonably request.
     (j) Access to Records; Discussions With Officers and Accountants. The Seller and the Issuer shall, upon the request of the Insurer, permit the Insurer, or its authorized agent, at the expense of the Seller and the Issuer upon the occurrence and during the continuance of a Special Event and at all other times at the Insurer’s expense, in each case at reasonable times and upon reasonable prior written notice, permit the Insurer or its authorized agents:
     (i) to inspect the books and records of the Seller or the Issuer as they may relate to the Obligations, the obligations of the Seller or the Issuer under the Transaction Documents, and the Transaction;
     (ii) to discuss the affairs, finances and accounts of the Seller or the Issuer with the chief operating officer and the chief financial officer of the Seller or the Issuer, as the case may be; and
     (iii) with the Seller or the Issuer’s consent, as the case may be, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Seller or the Issuer with the Seller or the Issuer’s independent accountants, as applicable, provided that an officer of the Seller or the Issuer shall have the right to be present during such discussions.
          Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Seller or the Issuer. The books and records of the Seller or the Issuer will be maintained at the address of the Seller or the Issuer designated herein for receipt of notices, unless the Seller or the Issuer shall otherwise advise the parties hereto in writing.
          The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel, credit default swap providers and accountants.
     (k) Compliance Certificate. The Issuer and the Seller shall cause the Servicer to deliver to the Insurer on each July 5, October 5, January 5 and April 5, commencing January 5, 2008, a certificate signed by an officer of the Issuer stating that:
     (i) a review of the Issuer’s and the Seller’s performance under the Transaction Documents during the quarter ending June 30, September 30, December 31 and March 31, as applicable, or in the case of the certificate to be delivered on January 5, 2008, during the period from and including the Closing Date to and including December 31, 2007, has been made under such officer’s supervision; and
     (ii) to the best of such individual’s knowledge, no Special Event, Default or Event of Default has occurred, or if a Special Event, Default or Event of Default has occurred, specifying the nature thereof and, if the Trust has a right to cure any such Default or Event of Default pursuant to Section 5.01, stating in reasonable detail the steps, if any, being taken by the Trust to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates.
     (l) Retirement of Securities. The Issuer shall, upon retirement of the Securities, furnish to the Insurer a notice of such retirement, and, upon retirement of the Securities and the expiration of the term of the Policies, cause the Indenture Trustee and the Swap Provider to surrender the Policies to the Insurer for cancellation.
     (m) Disclosure Document. (1) Each Offering Document delivered shall clearly disclose that the Note Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each Offering Document delivered which includes financial statements of the Insurer prepared in accordance with generally accepted accounting principles shall include the following statement immediately preceding such financial statements:
The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. Although the Insurer prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP is contained in the notes to the Insurer’s audited SAP financial statements.
     (n) Special Purpose Entity.
     (i) The Seller shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those officers are concerned, and particularly will avoid the appearance of conducting business on behalf of the Originator, the Servicer, or any Affiliate thereof or that the assets of the Issuer are available to pay the creditors of the Originator, the Servicer or any Affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Seller.
     (ii) The Seller shall maintain corporate records and books of account separate from those of the Servicer, the Originator and the Affiliates thereof. The Seller’s books and records shall clearly reflect each transfer of the Contracts to the Seller. The books of account and corporate records of the Seller will be separate from those of the Servicer, the Originator and its Affiliates and will be maintained at the address designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing.

     (iii) The Seller shall obtain proper authorization from its members of all actions requiring such authorization. The Seller shall obtain proper authorization from its members of all action requiring member approval.
     (iv) Although the organizational expenses of the Seller have been paid by the Originator, operating expenses and liabilities of the Seller shall be paid from its own funds.
     (v) The annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with generally accepted accounting principles and shall disclose that the assets of Seller are not available to pay creditors of the Servicer, the Originator or any Affiliate thereof.
     (vi) The resolutions, agreements and other instruments of the Seller underlying the transactions described in this Insurance Agreement and the other Transaction Documents shall be continuously maintained by the Seller as official records of the Seller separately identified and held apart from the records of the Servicer, the Originator and each Affiliate thereof.
     (vii) The Seller shall maintain an arm’s-length relationship with the Servicer, the Originator and the Affiliates thereof and will not hold itself out as being liable for the debts of the Servicer, the Originator or any Affiliate thereof.
     (viii) The Seller’s funds and assets are not, and will not be, commingled with the funds of any other Person other than pursuant to and in accordance with the Transaction Documents or other documents to which it is a party.
     (ix) The Seller shall keep its liabilities wholly separate from those of all other entities, including, but not limited to the Servicer, the Originator and the Affiliates thereof.
     (o) Special Purpose Entity.
     (i) The Issuer shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those officers are concerned, and particularly will avoid the appearance of conducting business on behalf of the Servicer, the Originator, the Seller or any other Affiliate thereof or that the assets of the Issuer are available to pay the creditors of the Servicer, the Originator, the Seller, or any other Affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Issuer.
     (ii) The Issuer shall maintain trust records and books of account separate from those of the Servicer, the Originator, the Seller or any other Affiliate thereof. The books and records of the Issuer described in paragraph (iii) below will be maintained at the address designated herein for receipt of notices, unless the Issuer shall otherwise advise the parties hereto in writing.

     (iii) The Issuer shall obtain proper authorization from its equity owners of all trust action requiring such authorization pursuant to the Transaction Documents and the Statutory Trust Act, and copies of each such authorization and the minutes or other written summary of each such meeting, if any, shall be delivered to the Insurer within two weeks of the Issuer’s receipt of such authorization or minutes.
     (iv) Although the organizational expenses of the Issuer have been paid by the Originator, operating expenses and liabilities of the Issuer shall be paid from its own funds.
     (v) The annual financial statements, if any, of the Issuer shall disclose the effects of the Issuer’s transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Issuer are not available to pay creditors of the Servicer, the Originator, the Seller or any Affiliate thereof.
     (vi) The resolutions, agreements and other instruments of the Issuer underlying the transactions described in this Insurance Agreement and in the other Transaction Documents shall be continuously maintained by the Issuer as official records of the Issuer separately identified and held apart from the records of the Servicer, the Originator, the Seller or any other Affiliates thereof.
     (vii) The Issuer shall maintain an arm’s-length relationship with the Servicer, the Originator, the Seller, and any other Affiliates thereof and will not hold itself out as being liable for the debts of the Servicer, the Originator or any other Affiliates thereof.
     (viii) The Issuer’s funds and assets are not, and will not be, commingled with the funds of any other Person other than pursuant to and in accordance with the Transaction Documents.
     (ix) The Issuer shall keep its liabilities wholly separate from those of all other entities, including, but not limited to the Servicer, the Originator, the Seller or any other Affiliates thereof.
     (p) Securities Laws. The Issuer shall comply in all material respects with all applicable provisions of state and federal securities laws, including blue sky laws and the Securities Act, the Securities Exchange Act and the Investment Company Act and all rules and regulations promulgated thereunder for which non-compliance would result in a Material Adverse Change with respect to the Issuer and shall deliver to the Insurer copies of all filings required to be made pursuant to such laws no later than 5 days after such filings were made.
     (q) Notice of Default. In the event any notice is delivered to the Issuer or the Seller under Section 5.01(d) concerning a failure in the performance or observance of any covenant or agreement on the part of the Servicer, the Originator, the Seller or the Issuer as the case may be shall immediately deliver a copy of such notice to the Servicer, the Originator and the Insurer.
     (r) Notice to Insurer. If the Seller does not receive any Insurer Financial Statements pursuant to Section 2.10(g) herein at least five days prior to the date that such

Insurer Financial Statements are to be filed with the Securities and Exchange Commission, the Seller shall provide or shall cause the party responsible for filing the Seller’s Form 10Ds and 10Ks to provide written notice to the Insurer via electronic mail at RegAB@fgic.com, stating that the Seller has not received the Insurer Financial Statements and requesting that such Insurer Financial Statements be emailed in accordance with Section 2.10(g) herein. Additionally, in the event that any Insurer Financial Statements which include an accountants audit report is to be included in a Form 10D or Form 10K filing of the Issuer which occurs prior to the termination of the offering of the Obligations, the Seller will provide written notice to the Insurer via electronic mail at least seven (7) Business Days prior to such filing, stating that an accountant’s consent will be required for such filing. In such event the Seller shall be responsible for paying the Insurer’s costs for obtaining such consent. All such emails shall identify the deal name and the policy number and shall be sent to RegAB@fgic.com.
     Section 2.06. Negative Covenants of the Seller and the Issuer. The Seller and the Issuer hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:
     (a) Impairment of Rights. The Seller and the Issuer shall not take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (ii) of the definition of Material Adverse Change with respect to the Seller or the Issuer, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Seller and the Issuer shall give the Insurer written notice of any such action or failure to act on the earlier of (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Seller and the Issuer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.
     (b) Waiver, Amendments, Etc. The Seller and the Issuer shall not waive, modify or amend, or consent to any waiver, modification or amendment of any of the material terms, provisions or conditions of the Transaction Documents without the consent of the Insurer which consent shall not unreasonably be withheld. Except upon the prior written consent of the Insurer, the Seller and the Issuer shall not allow the transfer, modification or amendment, nor consent to any transfer, modification or amendment of the Certificate of Trust issued pursuant to the Trust Agreement.
     (c) Restrictions on Liens. The Seller and the Issuer shall not, except as contemplated by the Transaction Documents, (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Seller and the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Contracts.
     (d) Successors. The Seller and the Issuer shall not remove or replace, or cause to be removed or replaced, the Servicer, the Indenture Trustee or the Owner Trustee without the prior approval of the Insurer.

     (e) Subsidiaries. The Issuer shall not form, or cause to be formed, any subsidiaries.
     (f) No Mergers. The Seller and the Issuer shall not consolidate with or merge into any Person or transfer all or any material amount of its assets to any Person, liquidate or dissolve except as permitted by the Trust Agreement and as contemplated by the Transaction Documents.
     (g) Other Activities. The Seller and the Issuer shall not (i) sell, pledge, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents; or (ii) engage in any business or activity except as contemplated by the Transaction Documents and as permitted by the Trust Agreement or the Seller’s organizational documents. Notwithstanding the foregoing, the Seller may transfer the Residual Interest pursuant to the terms and conditions of the Residual Asset Conveyance Agreement dated the Closing Date among the Seller, Santander Consumer USA Inc. and Drive Residual Holdings LP.
     (h) Trust Agreement. The Seller and the Issuer shall not amend the Trust Agreement without the prior written consent of the Insurer.
     (i) Creation of Indebtedness; Guarantees. The Issuer shall not create, incur, assume or suffer to exist any indebtedness other than the Obligations and as may be permitted by the Transaction Documents and any other indebtedness guaranteed or approved in writing by the Insurer. Without the prior written consent of the Insurer, neither the Seller nor the Issuer shall assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.
     (j) Insolvency. Neither the Seller nor the Issuer shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to it or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. Neither the Seller nor the Issuer shall take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. Neither the Seller nor the Issuer shall admit in writing its inability to pay its debts.
     (k) ERISA. Neither the Seller nor the Issuer shall contribute or incur any obligation to contribute to, or incur any liability in respect of, any Plan or Multiemployer Plan.
     (l) Distributions. The Seller shall not declare or make payment of (i) any distributions on or in respect of any membership interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any membership interest unless (in each case) at the time of such declaration or payment (and after giving effect thereto) no amount payable by the Issuer or the Seller under any Transaction Document with respect to any Obligation is then due and owing but unpaid.
     (m) Compliance with Anti-Money Laundering Laws. Neither the Seller nor the Issuer shall employ any practice, procedure or policy in the conduct of its business that would constitute a material violation of any anti-money laundering law or regulation (including without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to Seller and the Originator.
     Section 2.07. Representations, Warranties and Covenants of Indenture Trustee. The Indenture Trustee represents and warrants to, as of the Date of Issuance, and covenant with the other parties as follows:
     (a) Due Organization and Qualification. The Indenture Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America. The Indenture Trustee is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.
     (b) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Indenture Trustee have been duly authorized by all necessary corporate action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Indenture Trustee’s stockholders, which have not previously been obtained or given by the Indenture Trustee.
     (c) Noncontravention. Neither the execution and delivery of the Transaction Documents by the Indenture Trustee, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents:
     (i) conflicts with or results in any breach or violation of any provision of the organizational documents of the Indenture Trustee or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Indenture Trustee or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Indenture Trustee;
     (ii) constitutes a default by the Indenture Trustee under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Indenture Trustee is a party or by which any of its properties, which are individually or in the aggregate material to the Indenture Trustee, is or may be bound or affected; or
     (iii) results in or requires the creation of any lien upon or in respect of any assets of the Indenture Trustee, except as contemplated by the Transaction Documents.

     (d) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Indenture Trustee, or any of its subsidiaries, or any properties or rights of the Indenture Trustee, or any of its or their subsidiaries, pending or, to the Indenture Trustee’s knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to result in a Material Adverse Change with respect to the Indenture Trustee.
     (e) Valid and Binding Obligations. The Obligations, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Obligations) to which it is a party, when executed and delivered by the Indenture Trustee, will constitute the legal, valid and binding obligations of the Indenture Trustee, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles. The Indenture Trustee will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Indenture Trustee.
     (f) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Indenture Trustee in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Indenture Trustee that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Indenture Trustee. The Indenture Trustee is not in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of incorporation, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Indenture Trustee is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Indenture Trustee to perform its respective obligations under the Transaction Documents.
     (g) Transaction Documents. Each of the representations and warranties of the Indenture Trustee contained in the Transaction Documents is true and correct in all material respects, and the Indenture Trustee hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.
     (h) Compliance and Amendments. The Indenture Trustee shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Indenture Trustee shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent.
     Section 2.08. Reserved.
     Section 2.09. Representations, Warranties and Covenants of Owner Trustee. The Owner Trustee hereby represents and warrants as follows:
     (a) Representations and Warranties. As of the Date of Issuance, each of the representations and warranties of the Owner Trustee set forth in the Transaction Documents is true and correct in all material respects and the Owner Trustee makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.
     (b) Compliance and Amendments. The Owner Trustee shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Owner Trustee shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent.
     Section 2.10. Representations and Warranties of the Insurer. The Insurer represents and warrants to the Transaction Parties as follows:
     (a) Organization and Licensing. The Insurer is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of New York.
     (b) Corporate Power. The Insurer has the corporate power and authority to issue the Note Policy and to execute and deliver this Insurance Agreement and all other Transaction Documents to which it is a party and to perform all of its obligations hereunder and thereunder.
     (c) Authorization; Approvals. All proceedings legally required for the issuance of the Note Policy and the execution, delivery and performance of this Insurance Agreement and all other Transaction Documents to which it is a party have been taken and all licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Note Policy have been obtained or are not material to the enforceability of the Note Policy.
     (d) Enforceability. The Note Policy, when issued, will constitute, and this Insurance Agreement and all other Transaction Documents to which it is a party constitutes, legal, valid and binding obligations of the Insurer, enforceable in accordance with their respective terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.
     (e) No Conflict. The execution by the Insurer of this Insurance Agreement and all Transaction Documents to which it is a party will not, and the satisfaction of the terms hereof and thereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Note Policy, this Insurance Agreement and all other Transaction Documents to which it is a party.
     (f) Accuracy of Information; Regulation AB Compliance. The Insurer Information included in the Preliminary Prospectus Supplement and the Prospectus Supplement is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such limited scope of disclosure, however, (x) the Insurer Information in the Preliminary Prospectus Supplement as of the date of the Preliminary Prospectus Supplement, (y) the Insurer Information in the Prospectus Supplement as of the date of the Prospectus Supplement and (z) the Insurer Information in the Prospectus Supplement as supplemented by the Supplement as of the date hereof is true and correct in all material respects and does not contain any untrue statement of a material fact. As of the date that the Insurer Information was incorporated by reference into the Registration Statement relating to the Prospectus Supplement as supplemented by the Supplement (including through the filing of an Exchange Act Report), the Insurer Information complied in all material respects with the requirements of Item 1114(b)(2)(ii) of Regulation AB.
     (g) Delivery of Financial Statements of Insurer. As soon as reasonably practicable after the release of its unaudited financial statements for the September 2007 fiscal quarter and the release of its audited financial statements for the 2007 fiscal year, the Insurer shall furnish to the Seller such unaudited or audited financial statements (which shall comply in form in all material respects to the requirements of Item 1114(b)(2)(ii) of Regulation AB), as appropriate (the “Insurer Financial Statements”) for the related period. The Insurer Financial Statements shall be delivered in electronic form via electronic mail to jistre@cowlesthompson.com, or such other address that has been designated by the Seller and provided in writing to the Insurer. To the extent that the Insurer shall have been notified in writing on or before February 15, 2008 that the Seller’s reporting obligations under the Securities Exchange Act have not been suspended in accordance with the Securities Exchange Act and the related rules and regulations thereto, the Insurer shall continue to furnish such quarterly and annual financial statements as set forth above for so long as such financial statements may be required for the Seller to comply with its reporting requirements under the Securities Exchange Act. All written notices under this section shall be sent to the Insurer via electronic mail at RegAB@fgic.com.
ARTICLE III
THE POLICIES; REIMBURSEMENT
     Section 3.01. Issuance of the Policies. The Insurer agrees to issue the Policies on the Closing Date subject to satisfaction of the conditions precedent set forth below:
     (a) Payment of Initial Premium and Expenses. The Insurer shall have been paid, by the Servicer, that portion of a nonrefundable Premium payable on the Date of Issuance, if any, and the Servicer shall agree to reimburse or pay directly other fees and expenses identified in Section 3.02 hereof as payable.
     (b) Transaction Documents. The Insurer shall have received a fully executed copy of the Premium Letter and a copy of each of the Transaction Documents, in form and substance satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto.
     (c) Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the organizational documents of the Servicer, the Originator, the Seller and the

Issuer and (ii) the resolutions of the Servicer’s, the Seller’s, the Issuer’s and the Originator’s Board of Directors authorizing the issuance of the Obligations and the execution, delivery and performance by the Servicer, the Originator, the Seller and the Issuer of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Servicer, the Originator, the Seller and the Issuer (which certificate shall state that such organizational documents and resolutions are in full force and effect without modification on the Date of Issuance).
     (d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Servicer, the Originator, the Seller and the Issuer certifying the names and signatures of the officers of the Servicer, the Originator, the Seller and the Issuer authorized to execute and deliver the Transaction Documents and that shareholder or member consent to the execution and delivery of such documents is not necessary.
     (e) Representations and Warranties; Certificate. The representations and warranties of the Servicer, the Originator, the Seller and the Issuer set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance and the Insurer shall have received a certificate of appropriate officers of the Servicer, the Originator, the Seller and the Issuer to that effect.
     (f) Opinions of Counsel.
     (i) The law firm of Cowles & Thompson, P.C. shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of the Servicer, the Originator, the Seller and the Issuer and the validity and enforceability of the Transaction Documents against such parties.
     (ii) The law firm of Sidley Austin LLP shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel regarding the validity and enforceability of the Letter of Credit and the Limited Guaranty.
     (iii) The law firm of Dechert LLP shall have furnished its opinions in form and substance acceptable to the Insurer and its counsel, regarding true sale, certain bankruptcy issues, and the tax treatment of payments on the Obligations under federal tax laws.
     (iv) The Insurer shall have received such other opinions of counsel, in form and substance acceptable to the Insurer and its counsel, addressing such other matters as the Insurer may reasonably request. Each opinion of counsel delivered in connection with the Transaction shall be addressed to and delivered to the Insurer.
     (g) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders or members of the Servicer, the Originator, the Seller and the Issuer, required in connection with the Transaction.

     (h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.
     (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.
     (j) Issuance of Ratings. The Insurer shall have received confirmation that the risk secured by the Note Policy constitutes at least an investment grade risk by S&P and Moody’s, and that the Class A-1 Notes will be rated “Prime-1” by Moody’s, “A-l+” by S&P and each of the Class A-2-A, Class A-2-B, Class A-3, Class A-4-A and Class A-4-B Notes, when issued, will be rated “AAA” by S&P and “Aaa” by Moody’s.
     (k) No Default. No Default or Event of Default shall have occurred.
     (l) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be satisfactory to the Insurer and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.
     (m) Conform to Documents. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Obligations conform to the terms of the Transaction Documents.
     (n) Compliance With Premium Letter. All other terms, conditions and requirements of the Premium Letter shall have been satisfied.
     (o) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriter’s obligation to purchase the Obligations shall have been satisfied.
     (p) Underwriting Agreement. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents (other than the negative assurance letter), required to be delivered to Wachovia Capital Markets, LLC pursuant to the Underwriting Agreement.
     (q) Maintenance of Legal Files; Filings and Recordings. The Insurer shall have received evidence satisfactory to it that: (i) the Contract Files related to the Contracts are being maintained by and held in the custody of the Indenture Trustee pursuant to the Sale and Servicing Agreement; (ii) all filings necessary to perfect the interest of the Indenture Trustee in the Collateral (insofar as such Collateral is the Contracts or are related to the Contracts) have been made except that the filings evidencing the amendments to, and/or termination of, UCC financing statements evidencing the release by Wachovia Capital Markets, LLC and all other relevant parties of any interests in the Collateral (insofar as such Collateral is the Contracts or are related to the Contracts) may be made no later than the

Closing Date or the related Funding Date, as applicable, and (iii) all taxes, fees and other changes payable in connection with such filings shall have been paid.
     (r) Perfection Certificate. A duly authorized officer of the Servicer shall have executed and delivered to the Insurer on or prior to the Closing Date a certificate in the form attached as Exhibit A hereto, which shall contain the representation of the Servicer that each of the financing statements listed in the schedule attached thereto have been, or in the case of any such financing statement on Form UCC-3 or UCC-2, as of the Closing Date will be, filed in the applicable filing office and jurisdiction, bearing (as applicable) the applicable filing index number, specified in such schedule with respect to such financing statement.
     (s) Additional Items. The Insurer shall have received such other documents instruments, approvals or opinions requested by the Insurer as may be reasonably necessary to effect the Transaction, including but not limited to evidence satisfactory to the Insurer that all conditions precedent, if any, in the Transaction Documents have been satisfied.
     Section 3.02. Payment of Fees and Premium.
     (a) Legal and Accounting Fees. The Servicer and the Originator shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Insurer in connection with the issuance of the Policies and any fees of the Insurer’s auditors in accordance with the terms of the Premium Letter. Any fees of the Insurer’s auditors payable in respect of any amendment or supplement to the Offering Document or any other Offering Document incurred after the Date of Issuance shall be paid by the Servicer and the Originator on demand.
     (b) Premium. In consideration of the issuance by the Insurer of the Policies, the Insurer shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, if any, directly from the Servicer and the Originator and (ii) in the case of Premium due after the Date of Issuance, first, pursuant to the Sale and Servicing Agreement, and second, to the extent the amounts in subclause first are not sufficient, directly from the Originator. The Premium shall be calculated according to paragraph 2 of the Premium Letter. The Premium paid hereunder or under the Sale and Servicing Agreement shall be nonrefundable without regard to whether the Insurer makes any payment under the Policies or any other circumstances relating to the Obligations or provision being made for payment of the Obligations prior to maturity. The Servicer, the Originator and the Indenture Trustee shall make all payments of Premium to be made by them by wire transfer to an account designated from time to time by the Insurer by written notice to the Servicer, the Originator and the Indenture Trustee.
     (c) Rating Agency Fees. The initial fees of S&P and Moody’s with respect to the Obligations and the transactions contemplated hereby shall be paid by the Servicer in full on the Date of Issuance, or otherwise provided for to the satisfaction of the Insurer. All periodic and subsequent fees of S&P or Moody’s with respect to, and directly allocable to, the Obligations shall be for the account of, and shall be billed to, the Servicer and the Originator. The fees for any other rating agency shall be paid by the party requesting such other agency’s rating, unless such other agency is a substitute for S&P or Moody’s in the event that S&P or Moody’s is no longer rating the Obligations, in which case the cost for such agency shall be paid by the Servicer and the Originator.
     Section 3.03. Reimbursement and Additional Payment Obligation.
     (a) In accordance with the priorities established in Section 4.4 of the Sale and Servicing Agreement, the Insurer shall be entitled to (i) reimbursement for any payment made by the Insurer under the Policies, which reimbursement shall be due and payable the date that any amount is to be paid pursuant to a Notice (as defined in the Note Policy) or Notice of Nonpayment (as defined in the Swap Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate and (ii) payment or reimbursement of any other amounts owed to the Insurer under this Insurance Agreement together with interest thereon at a rate equal to the Late Payment Rate.
     (b) The Servicer and the Originator agree to pay to the Insurer and, if the Servicer and the Originator fail to make such payment, the Issuer shall pay subject to the priority in Section 4.4 of the Sale and Servicing Agreement as follows: any and all charges, fees, costs and expenses that the Insurer or its affiliates may reasonably pay or incur, including, but not limited to, attorneys’ and accountants’ fees and expenses, in connection with (i) any accounts established to facilitate payments under the Policies to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Policies, or other administrative expenses relating to such payments under the Policies, (ii) the prepayment of any borrowings made or implementation or cancellation of any financial contracts for limiting interest rate risk (including, without limitation, any interest rate swaps and hedges) entered into (following an Event of Default) in connection with, or in anticipation of, funding payments under the Policies, but only if and to the extent that the payments under the Policies to which such funding relates are, for reasons beyond the Insurer’s control, not required to be made, (iii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including, without limitation, instituting, defending, monitoring or participating in any litigation or proceeding (including, without limitation, any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction, (iv) the foreclosure against, sale or other disposition of any collateral securing any obligations under any of the Transaction Documents, or pursuit of any other remedies under any of the Transaction Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition, (v) any action, proceeding or investigation affecting the Issuer, the Trust Estate or the rights or obligations of the Insurer under the Policies or the Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, (vi) any consent, amendment, waiver or other action with respect to or related to, any Transaction Document, whether or not executed or completed, (vii) preparation of bound volumes of the Transaction Documents or (viii) any review or approval by the Insurer in connection with the delivery of any additional or substitute collateral under any of the Transaction Documents (collectively, “Reimbursable Amounts”). Reimbursable Amounts due to the Insurer shall bear interest at a rate equal to the Late Payment Rate. In the event that the Servicer or the Originator fails to pay to the Insurer any Reimbursable Amounts, the Insurer shall be entitled to reimbursement of such amount together with interest thereon from Section 4.4 of the Sale and Servicing Agreement. Costs and expenses shall include a reasonable allocation of compensation and overhead attributable to the time of employees of the Insurer spent in connection with the actions described in clause (iii) above, and the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver, consent or amendment proposed in respect of any of the Transaction Documents.
     (c) The Servicer and the Originator agree to pay to the Insurer and, if the Servicer and the Originator fail to make such payment, the Issuer shall pay subject to the priority in Section 4.4 of the Sale and Servicing Agreement as follows: interest on any and all amounts described in this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 hereof from the date due until payment thereof in full, in each case, payable to the Insurer at the Late Payment Rate per annum.
     (d) The Servicer and the Originator, each on behalf of itself, agrees to pay to the Insurer and, if the Servicer and the Originator fail to make such payment, the Issuer shall pay subject to the priority in Section 4.4 of the Sale and Servicing Agreement as follows: any payments made by the Insurer on behalf of, or advanced to, the Servicer or the Originator, respectively, including, without limitation, any amounts payable by the Servicer or the Originator pursuant to the Transaction Documents (other than the Obligations). The Issuer agrees to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Issuer, including, without limitation, any amounts payable by the Issuer pursuant to the Obligations or any other Transaction Documents.
All amounts due under this Section 3.03 are to be immediately due and payable without demand, in full, without any requirement on the part of the Insurer to seek reimbursement of such amounts from any other source of reimbursement or indemnity or to allocate such amount to any other transaction that may have benefited from the expenditure of such amounts.
     Section 3.04. Indemnification; Limitation of Liability.
     (a) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Servicer, the Originator, the Seller and the Issuer and any successors thereto agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act, or Section 20 of the Securities Exchange Act, from and against any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as “Liabilities”) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

     (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any amendment or supplement thereto or in any preliminary offering document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon the Insurer Information;
     (ii) to the extent not covered by clause (i) above, any act or omission of the Servicer, the Originator, the Seller or the Issuer, or the allegation thereof, in connection with the offering, issuance, sale or delivery of the Obligations other than by reason of false or misleading information provided by the Insurer in writing for inclusion in the Offering Document as specified in clause (i) above;
     (iii) the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of the Servicer, the Originator, the Seller or the Issuer;
     (iv) the violation by the Servicer, the Originator, the Seller or the Issuer of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Obligations or the transactions contemplated by the Transaction Documents;
     (v) the violation by the Servicer, the Originator, the Seller or the Issuer of any federal or state laws, rules or regulations relating to the Transaction or the origination of the Contracts, including, without limitation, any consumer protection, lending and disclosure laws or any laws with respect to the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Contracts;
     (vi) the breach by the Servicer, the Originator, the Seller or the Issuer of any of its obligations under this Insurance Agreement or any of the other Transaction Documents;
     (vii) the breach by the Servicer, the Originator, the Seller or the Issuer of any representation or warranty on the part of the Servicer, the Originator, the Seller or the Issuer contained in the Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder; and
     (viii) the Servicer’s, the Originator’s, the Seller’s or the Issuer’s involvement as a party in, or the effect on any Contract as a result of, the litigation described in any offering document.
          The parties hereto agree that the liabilities with respect to the matters described above shall be joint and several, except that, with respect to the matters described in clauses (iii), (iv), (v), (vi), (vii) and (viii) above, the Issuer shall only be responsible for liabilities related to those actions or inactions taken by the Issuer, the Seller shall only be responsible for liabilities related to those actions or inactions taken by the Seller, the Originator shall only be responsible for liabilities related to those actions or inactions taken by the Originator and the Servicer shall only be responsible for liabilities related to those actions or inactions taken the Servicer.
          This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.
     (b) The Insurer agrees to pay, and to protect, indemnify and save harmless each of the Servicer and the Seller and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Servicer and the Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information or any omission or alleged omission to state in the Insurer Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that it is understood that the Insurer has provided the Insurer Information in connection with its role as credit enhancer, which consists solely of the obligation to pay claims, if any, under and in accordance with the express terms of the Note Policy.
     (c) Any party which proposes to assert the right to be indemnified under this Section 3.04 (each, an “Indemnified Party”) will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Servicer, the Originator, the Seller, the Issuer, the Indenture Trustee or the Insurer (each an “Indemnifying Party”) under this Section 3.04, notify the Indemnifying Party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any Indemnified Party and such Indemnified Party shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnified Party and (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.
     (d) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Indenture Trustee agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, including each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act, as amended, or Section 20 of the Securities Exchange Act, as amended, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever of any nature arising out of the breach by the Indenture Trustee of any of its obligations under this Insurance Agreement or under any other Transaction Documents. This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.
     (e) Reserved.
     Section 3.05. Payment Procedure. In the event of any payment by the Insurer, the Servicer, the Originator, the Seller, the Issuer and the Indenture Trustee agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in Section 6.02 hereof on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

     Section 3.06. Subrogation. Subject only to the priority of payment provisions of the Sale and Servicing Agreement, each of the Servicer, the Originator, the Seller, the Indenture Trustee and the Issuer acknowledges that, to the extent of any payment made by the Insurer pursuant to the Policies, the Insurer is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the holders of Obligations or the Swap Provider, as applicable, to any moneys paid or payable in respect of the Obligations under the Transaction Documents or otherwise. Each of the Servicer, the Originator, the Seller, the Indenture Trustee and the Issuer agrees to such subrogation and, further, each of the Servicer, the Originator, the Seller, the Indenture Trustee and the Issuer agrees to execute such instruments and to take such actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable in respect of the Obligations or the Swap Agreement, as applicable, under the Transaction Documents or otherwise.
ARTICLE IV
FURTHER AGREEMENTS
     Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policies and the Policies shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee or from any other source under the Transaction Documents and all amounts payable under the Obligations have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03, 3.04, 4.02 and 4.06 hereof shall survive any termination of this Insurance Agreement.
     Section 4.02. Further Assurances and Corrective Instruments.
     (a) Excepting at such times as a default in payment under the Note Policy shall have occurred and is continuing, none of the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer, and any such waiver without the prior written consent of the Insurer shall be null and void and of no force or effect.
     (b) To the extent permitted by law, the Servicer, the Originator, the Seller, the Issuer and the Indenture Trustee agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may request and as may be required in the Insurer’s judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

     Section 4.03. Obligations Absolute.
     (a) The obligations of the Servicer, the Originator, the Seller, the Issuer and the Indenture Trustee hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:
     (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any of the Transaction Documents, the Obligations or the Policies;
     (ii) any exchange or release of any other obligations hereunder;
     (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee may have at any time against the Insurer or any other Person;
     (iv) any document presented in connection with the Policies proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of the Policies, or any statement therein being untrue or inaccurate in any respect;
     (v) any payment by the Insurer under the Policies against presentation of a certificate or other document that does not strictly comply with terms of the Policies;
     (vi) any failure of the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee to receive the proceeds from the sale of the Obligations;
     (vii) any breach by the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee of any representation, warranty or covenant contained in any of the Transaction Documents; or
     (viii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of the Servicer, the Originator, the Seller, the Issuer and the Indenture Trustee in respect of any Transaction Document.
     (b) The Servicer, the Originator, the Seller, the Issuer and the Indenture Trustee and any and all others who are now or may become liable for all or part of the obligations of the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.
     (c) Nothing herein shall be construed as prohibiting the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.
     Section 4.04. Assignments; Reinsurance; Third-Party Rights.
     (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignment made in violation of this Insurance Agreement shall be null and void.
     (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policies upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policies.
     (c) In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction.
     (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Owner shall have any right to payment from any Premiums paid or payable hereunder or under the Sale and Servicing Agreement or from any other amounts paid by the

Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee pursuant to Section 3.02, 3.03 or 3.04 hereof.
     (e) The Servicer, the Originator, the Seller, the Issuer and the Indenture Trustee agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture and each other Transaction Document to which it is not a signing party and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer.
     Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policies by the Indenture Trustee or the Swap Provider, as applicable, or for any acts or omissions of the Indenture Trustee or the Swap Provider in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Policies, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.
     Section 4.06. Parties Will Not Institute Insolvency Proceedings. So long as this Insurance Agreement is in effect, and for one year following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Issuer or the Seller.
     Section 4.07. Parties to Join in Enforcement Action.
     (a) To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Contract or the Financed Vehicle related thereto, the Servicer, the Originator, the Seller, the Issuer and the Indenture Trustee agree to join in any action initiated by the Indenture Trustee or the Insurer for the protection of such right or exercise of such remedy.
     (b) In the event of any court proceeding (x) with respect to which any of the Issuer, the Seller, the Originator or the Servicer is a party (including, without limitation, an insolvency or bankruptcy proceeding in respect of the Servicer, the Originator, the Seller or the Issuer) which affects the Contracts, the Policies or the obligations of the Insurer under the Transaction Documents, and (y) with respect to which the Servicer, the Originator, the Seller or the Issuer, as applicable, fails to defend or answer, the Insurer shall have the right to direct, assume or otherwise participate in the defense thereof. In such event, the Insurer shall, following written notice to the Indenture Trustee, have the exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Contracts. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, (including, without limitation, any judgment or settlement entered into or paid by the Insurer), shall be included as a Reimbursable Amount.
     (c) The Indenture Trustee shall cooperate with, and take such action as directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer in its sole discretion shall direct with respect to such court proceeding. The

Indenture Trustee shall not be liable to the Insurer for any such action that conforms to the direction of the Insurer. The Indenture Trustee’s reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) with respect to any such action shall be reimbursed pursuant to Section 4.4 of the Sale and Servicing Agreement.
     (d) The Indenture Trustee hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation that names any of the Servicer, the Originator, the Seller or the Issuer as a party or that could adversely affect the Contracts or the rights or obligations of the Insurer hereunder or under the Policies or the other Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any of the Servicer, the Originator, the Seller or the Issuer or any affiliate thereof.
     (e) Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Indenture Trustee shall not, without the Insurer’s prior written consent or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Issuer or the Contracts or the rights or obligations of the Insurer hereunder or under the Policies or the other Transaction Documents.
ARTICLE V
DEFAULTS; REMEDIES
     Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder:
     (a) Any representation or warranty made by the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, shall prove to be untrue or incomplete in any material respect;
     (b) (i) The Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee shall fail to pay when due any amount payable by the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that any Transaction Document is not valid and binding on the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee;
     (c) The occurrence and continuance of an “Event of Default” under the Indenture (as defined therein);
     (d) Any failure on the part of the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee contained in this Insurance Agreement or in any other Transaction Document which continues unremedied for a period of 30 days with respect to this Insurance Agreement, or, with respect to any other Transaction Document, beyond any cure period provided for therein, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Originator, the Seller, the Indenture Trustee or the Issuer, as applicable, by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer);
     (e) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or fixture federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, the Originator, the Seller or the Issuer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;
     (f) The Servicer, the Originator, the Seller or the Issuer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer, the Originator, the Seller or the Issuer or of or relating to all or substantially all of the property of such Person; or
     (g) The Servicer, the Originator, the Seller or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.
     Section 5.02. Remedies; No Remedy Exclusive.
     (a) Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:
     (i) declare all indebtedness of every type or description then owed by the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee to the Insurer to be immediately due and payable, and the same shall thereupon be immediately due and payable; provided, however, that any such payment by the Issuer shall be paid in accordance with Section 4.4 of the Sale and Servicing Agreement;
     (ii) exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Indenture Trustee to exercise such remedies in accordance with the terms of the Transaction Documents; or
     (iii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under the Transaction Documents to the Insurer or to enforce performance and observance of any obligation, agreement or covenant of the Servicer, the Originator, the Seller, the Issuer or the Indenture Trustee under the Transaction Documents.
     (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article V.
     Section 5.03. Waivers.
     (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.
     (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Servicer, the Originator, the Seller, the Issuer and the Indenture Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.
ARTICLE VI
MISCELLANEOUS
     Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Servicer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Indenture Trustee, S&P and Moody’s. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof. In the event that a Backup Servicer is appointed pursuant to the terms of the Sale and Servicing Agreement, if requested by the Insurer the parties hereto agree to amend this Agreement at the expense of the Servicer to add such Backup Servicer as a party hereto with such obligations hereunder as may be agreed to by the Insurer and the Backup Servicer; provided, however, that no such amendment shall modify the obligations of any of the other parties hereto without the consent of such party.
     Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

          (a) To the Insurer:
Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Structured Finance Surveillance — Santander Drive 2007-3
Facsimile: (212) 312-3220
Confirmation: (800) 352-0001
E-mail: SFsurveillance@fgic.com
(in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, Reserve Event, a Trigger Event, a Default or an Event of Default hereunder, a Default or Event of Default under the Indenture, a Termination Event under the Swap Agreement, a claim on either of the Policies or any event with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of the general counsel of each of the Insurer and the Indenture Trustee and, in all cases, both any original and all copies shall be marked to indicate “URGENT MATERIAL ENCLOSED.”) Any notice regarding delivery or non-delivery of the Insurer Financial Statements shall be sent via electronic mail to the Insurer at RegAB@fgic.com and shall reference the deal name and policy number.
          (b) To the Seller:
Santander Drive Auto Receivables LLC
8585 North Stemmons Freeway, Suite 1100-N
Dallas, Texas 75247
Attention: Jim Moore
Telephone No.: (214) 237-3530
Facsimile: (214) 237-3570
          (c) To the Servicer and the Originator:
Santander Consumer USA Inc.
8585 North Stemmons Freeway, Suite 1100-N
Dallas, Texas 75247
Attention: Jim Moore
Telephone No.: (214) 237-3530
Facsimile: (214) 237-3570

          (d) To the Indenture Trustee:
Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, MN 55479
Attention: Corporate Trust Services/Asset-Backed Administration
Telephone No.: (612) 667-8058
Facsimile: (612) 667-3539
          (e) To the Issuer:
Santander Drive Auto Receivables Trust 2007-3
c/o U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801
Attention: Mildred F. Smith
Telephone No.: (302) 576-3703
Facsimile: (302) 576-3717
          (f) To the Owner Trustee:
U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, DE 19801
Attention: Mildred F. Smith
Telephone No.: (302) 576-3703
Facsimile: (302) 576-3717
          A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.
     Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.
     Section 6.04. Governing Law. THIS INSURANCE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.
     Section 6.05. Consent to Jurisdiction.
     (a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New

York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.
     (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.
     (c) Except as provided in Section 4.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Insurer’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the any party hereto or its or their property in the courts of any jurisdiction.
     Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.
     Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.
     Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.
     Section 6.09. Trial by Jury Waived. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.
     Section 6.10. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Obligations or the Policies, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.
     Section 6.11. Entire Agreement. The Transaction Documents and the Policies set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.
     Section 6.12. Additional Covenant. Each of the parties hereto agree not to use the Insurer’s name in any public document including, without limitation, a press release or presentation, announcement or forum without the Insurer’s prior consent. In the event that any party is advised by counsel that it has a legal obligation to disclose the Insurer’s name in any press release, public announcement or other public document, it shall provide the Insurer with at least three business days prior written notice of its intent to use the Insurer’s name together with a copy of the proposed use of the Insurer’s name and of any description of a transaction with the Insurer and shall obtain the Insurer’s prior consent as to the form and substance of the proposed use of the Insurer’s name and any such description.
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          IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

FINANCIAL GUARANTY INSURANCE COMPANY, as Insurer
By:	/s/ Matthew Fanelli
Title: Director

SANTANDER DRIVE AUTO RECEIVABLES LLC, as Seller By: Santander Consumer USA Inc., as sole member of the Seller
By:	/s/ Jim Moore
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:	/s/ Marianna Sterishic
Title: Vice President

SANTANDER CONSUMER USA INC., as Servicer and Originator
By:	/s/ Jim Moore
Title: Director

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-3, as Issuer By U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer
By:	/s/ Annette Morgan
Title: Trust Officer

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee and in its individual capacity solely for the purposes of Section 2.04(1)(iii)
By:	/s/ Annette Morgan
Title: Trust Officer

Exhibit A
OFFICER’S CERTIFICATE
     Reference is made to the Sale and Servicing Agreement, dated as of October 18, 2007 (the “Securitization Agreement”), among Santander Drive Auto Receivables Trust 2007-3, as Issuer, Santander Drive Auto Receivables LLC, as Seller, Santander Consumer USA Inc., as Servicer (the “Servicer”), and Wells Fargo Bank, National Association, as Indenture Trustee (capitalized terms used and not defined herein having the meanings assigned thereto in the Securitization Agreement). The undersigned, hereby certifies that he/she is the                      of the Servicer, and that, as such, is authorized to deliver this certificate on behalf of the Servicer and further certifies that the financing statements listed in Schedule 1 attached hereto represent all of the Uniform Commercial Code financing statements that have been, as of the Closing Date, filed in connection with the execution and delivery of the Securitization Agreement and the other Transaction Documents, and that each such financing statement has been filed in the filing office and jurisdiction, bearing (as applicable) the filing index number, specified in such schedule with respect to such financing statement.
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     IN WITNESS WHEREOF, I have hereunto set my hands this       day of                     , 2007.

SANTANDER CONSUMER USA INC.
By:
Name:
Title:

SCHEDULE I
Schedule of Filings

Office and
Debtor	Secured Party	State	Type of Filing	Date of Filing